Exhibit 1.1

            Shares

Silver State Bancorp

Common Stock

par value $0.001 per share

Underwriting Agreement

                 , 2007

Sandler O’Neill & Partners, L.P.,

    as Representative of the several Underwriters

            named in Schedule I hereto,

919 Third Avenue, 6th Floor,

New York, New York 10022

Ladies and Gentlemen:

Silver State Bancorp, a Nevada corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom Sandler O’Neill & Partners, L.P. is acting as representative (the “Representative”), an aggregate of 3,200,000 shares (the “Firm Shares”) and, at the election of the Underwriters, up to 480,000 additional shares (the “Optional Shares”) of the common stock, par value $0.001 per share (“Stock”) of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”).

The Company hereby acknowledges that, in connection with the proposed offering of the Shares, it has requested Wedbush Morgan Securities Inc. (“Wedbush”) to administer a directed share program (the “Directed Share Program”) under which up to 160,000 Firm Shares, or 5% of the Firm Shares to be purchased by the Underwriters (the “Reserved Shares”), have been reserved for sale by Wedbush at the initial public offering price to the Company’s directors, officers, employees and related persons of the Company and its Subsidiaries (the “Directed Share Participants”) as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the “NASD”) and all other applicable laws, rules and regulations. The number of Shares available for sale to the general public will be reduced to the extent that Directed Share Participants purchase Reserved Shares. The Underwriters may offer any Reserved Shares not purchased by Directed Share Participants to the general public on the same basis as the other Shares being issued and sold hereunder. The Company has supplied Wedbush with the names, addresses and telephone numbers of the individuals which the Company has designated to be participants in the Directed Share Program. It is understood that any number of those so designated to participate in the Directed Share Program may decline to do so. Under no circumstances will the Representative or any Underwriter be liable to the Company or to any Directed Share Participant for any action taken or omitted to be taken in good faith in connection with such Directed Share Program.

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form S-1 (File No. 333-142110) (together with all pre-effective amendments thereto, the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; the Company has, to its knowledge, complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus used by the Company included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”);

(ii) No order preventing or suspending the use of any Preliminary Prospectus or Issuer Represented Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; on the effective date and at any Time of Delivery (as defined in Section 4 hereof), the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and when filed and at any Time of Delivery, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein. Each Preliminary Prospectus and the Prospectus when filed, if filed by electronic transmission, pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) (except as may be permitted by Regulation S-T under the Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares;

(iv) As of the Applicable Time (as defined below), no Issuer-Represented Free Writing Prospectuses (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein. As used in this paragraph and elsewhere in this Agreement:

“Applicable Time” means ___:00 p.m. (Eastern time) on the date of this Agreement.

“Statutory Prospectus” as of any time means the most recent Preliminary Prospectus that is included in the Registration Statement immediately prior to the Applicable Time.

“Issuer Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

(v) Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representative as described in Section 5(b), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

(vi) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in each of the General Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in each of the General Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as set forth or contemplated in the each of the General Disclosure Package and the Prospectus, (A) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development that is reasonably likely to result in a prospective material adverse change, in or affecting the general affairs, management, business prospects, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, taken as a whole, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

(vii) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in each of the General Disclosure Package and the Prospectus and except where such failure to have a good and marketable title could not reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as could not reasonably be expected to have a Material Adverse Effect;

(viii) The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended and has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, with power and authority (corporate and other) to own its properties and conduct its business as described in each of the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing does not have, individually or in the aggregate, a Material Adverse Effect;

(ix) Each “significant subsidiary[y]” (as such term is defined in Rule 1-02 (w) of Regulation S-X) of the Company, and each of Silver State Corporate Trust II, Silver State Corporate Trust III, Silver State Corporate Trust IV and Silver State Corporate Trust V (the Subsidiaries”) has been duly incorporated and is validly existing as a state-chartered banking corporation or a statutory business trust in each case in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in each of the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing does not have, individually or in the aggregate, a Material Adverse Effect; neither Silver State Bank, a Nevada-chartered commercial bank (“Silver State”) nor Choice Bank, an Arizona-chartered commercial bank (collectively referred to herein as the “Banks”), has any subsidiaries; the deposit accounts of each of the Banks are insured up to the applicable limits by the Federal Deposit Insurance Corporation (the “FDIC”); all of the issued shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are owned, directly by the Company, free and clear of any pledge, lien, encumbrance, claim or equity; the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement except for the entities identified on Schedule II hereto;

(x) The Company has an authorized capitalization as set forth in each of the General Disclosure Package and the Prospectus under the caption “Capitalization,” and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws and conform to the description of the Stock contained in each of the General Disclosure Package and the Prospectus; and no such shares were issued in violation of the preemptive or similar rights of any security holder of the Company; and no person has any preemptive or similar right to purchase any shares of capital stock or equity securities of the Company;

(xi) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable and will conform to the description of the Stock contained in each of the General Disclosure Package and the Prospectus;

(xii) Except as described in each of the General Disclosure Package and the Prospectus, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act or otherwise register any securities of the Company owned or to be owned by such person;

(xiii) The issue and sale of the Shares by the Company and the compliance by the Company and Silver State Bank with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject (collectively, the “Agreements and Instruments”), nor will any such action (A) result in any violation of the provisions of the articles of incorporation or charter (as applicable) or by-laws of the Company or any of its Subsidiaries or any law, statute or any order, rule or regulation of any federal, state, local or foreign court, arbitrator, regulatory authority or governmental agency or body (each, a “Governmental Entity”) having jurisdiction over the Company or any of its Subsidiaries or any of their properties or (B) constitute a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or other encumbrance upon any assets or operations of the Company or any Subsidiary pursuant to, any of the Agreements and Instruments; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Entity is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act and the Securities Exchange Act of 1934, as amended (the “1934 Act”), of the Shares, as may be required under the rules and regulations of the NASD and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary;

(xiv) Neither the Company nor any of its Subsidiaries is (A) in violation of its articles of incorporation or charter, as applicable, or by-laws or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Agreements and Instruments, except with respect to either subsection (A) or (B) for such default that could not, reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(xv) The statements set forth in each of the General Disclosure Package and the Prospectus under the caption “Description of Capital Stock of Silver State Bancorp,” insofar as they purport to constitute a summary of the terms of the capital stock of the Company, and under the captions “Supervision and Regulation” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair provided, however, that the Company makes no representations with respect to the Underwriters’ Information (as defined in Section 8(a)(i) herein);

(xvi) The financial statements included in each of the Registration Statement, the General Disclosure Package and the Prospectus, together with the supporting schedules, if any, and notes, present fairly the consolidated financial condition of the Company and its consolidated subsidiaries at the dates indicated and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements and supporting schedules, if any, have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved and comply as to form in all material respects with the applicable accounting requirements of the Act and related published rules and regulations. The selected financial data and the summary financial information included in each of the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus;

(xvii) Each of the Company and its consolidated subsidiaries maintains a system of accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with the management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with the management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(xviii) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the 1934 Act) that comply with the requirements of the 1934 Act. Such disclosure controls and procedures (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, required to be disclosed by the Company in the reports that it will file or submit under the 1934 Act is made known to the Company’s chief executive officer and its chief financial officer by others within those entities to allow timely decisions regarding disclosures, and is recorded, processed, summarized and reported in accordance with the 1934 Act; (B) have been evaluated for effectiveness as of the end of the most recent fiscal quarter; and (C) are effective to perform the functions for which they were established. The Company believes such disclosure controls and procedures are effective;

(xix) Neither the Company nor any of its subsidiaries is subject or is party to, or has received any written notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently relates to or restricts in any material respect the conduct of their business, credit policies, management or that in any manner relates to their capital adequacy (each, a “Regulatory Agreement”), nor has the Company or any of its Subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement. There is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect. As used herein, the term “Regulatory Agency” means any Governmental Entity having supervisory or regulatory authority with respect to the Company or any of its subsidiaries, including, but not limited to, any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits;

(xx) Except as disclosed in each of the General Disclosure Package and the Prospectus, the Company and its Subsidiaries are conducting their respective businesses in compliance with all statutes, laws, rules, regulations, judgments, decisions, directives, orders and decrees of any Governmental Entity (including, without limitation, all regulations and orders of, or agreements with, the Board of Governors of the Federal Reserve system (the “FRB”) and the FDIC) applicable to them, except where the failure to so comply could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(xxi) Other than as set forth in each of the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits, investigations or proceedings before or by any Governmental Entity, now pending or, to the knowledge of the Company, threatened or contemplated by Governmental Entities or threatened by others, to which the Company or any of its Subsidiaries is a party or of which any property or asset of the Company or any of its Subsidiaries is the subject (A) that are required to be disclosed in the Registration Statement by the Act or by the rules and regulations of the Commission thereunder and not disclosed therein or (B) which, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; and there are no material contracts or documents of the Company or any of its Subsidiaries that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto by the Act or by the rules and regulations of the Commission thereunder which have not been so described and filed;

(xxii) Each of the Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by the Company or its Subsidiaries, except where the failure to so possess could not reasonably be expected to have a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failures to so comply could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect could not reasonably be expected to, individually or in the aggregate, have a Material

Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect;

(xxiii) Each of the Company and its Subsidiaries is in compliance with all applicable federal, state and local environmental laws and regulations, including, without limitation, those applicable to emissions to the environment, waste management, waste disposal, and relating to the protection of human health and safety (each an “Environmental Law”), except where such noncompliance could not reasonably be expected to have a Material Adverse Effect, or except as disclosed in each of the General Disclosure Package and the Prospectus, and to the knowledge of the Company, there are no circumstances that would prevent, interfere with or materially increase the cost of such compliance in the future;

(xxiv) To the knowledge of the Company, under applicable law, there are no past or present actions, activities, circumstances, events or incidents, including, without limitation, releases of any material into the environment, that would form the basis of any claim under any Environmental Law, including common law, against the Company or its Subsidiaries which could reasonably be expected to have a Material Adverse Effect;

(xxv) The statistical and market related data contained in each of the General Disclosure Package, the Prospectus or the Registration Statement are based on or derived from sources which the Company believes are reliable and accurate;

(xxvi) This Agreement has been duly authorized, executed and delivered by the Company;

(xxvii) Neither the Company nor any affiliate of the Company nor any person acting on their behalf has taken, nor will the Company or any affiliate or any person acting on their behalf take, directly or indirectly, any action which is designed to or which has constituted or which could reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(xxviii) The Company is not and, after giving effect to the offering and sale of the Shares, and after receipt of payment for the Shares and the application of such proceeds as described in each of the General Disclosure Package and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xxix) Intentionally omitted;

(xxx) McGladrey & Pullen, LLP, who have certified the financial statements and supporting schedules of the Company and its subsidiaries, included in the Registration Statement, the General Disclosure Package and the Prospectus are independent registered public accountants as required by the Act and the rules and regulations of the

Commission and the Public Company Accounting Oversight Board, and, to the knowledge of the Company, such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company;

(xxxi) No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is threatened that the Company reasonably believes could have a Material Adverse Effect, except as set forth in each of the General Disclosure Package and the Prospectus;

(xxxii) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged; all policies of insurance insuring the Company or any of its Subsidiaries are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause except for such denial or defense that could not reasonably be expected to cause have a Material Adverse Effect; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to cause have a Material Adverse Effect, except as set forth or contemplated in each of the General Disclosure Package and the Prospectus;

(xxxiii) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or is eligible for, and has requested, extensions thereof, except as set forth or contemplated in each of the General Disclosure Package and the Prospectus and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as could not reasonably be expected to have a Material Adverse Effect, except as set forth or contemplated in each of the General Disclosure Package and the Prospectus;

(xxxiv) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, and except as set forth or contemplated in each of the General Disclosure Package and the Prospectus;

(xxxv) Any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, any of the subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA; “ERISA Affiliate” means, with respect to the Company or any subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o)

of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member; no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, any of the subsidiaries or any of their ERISA Affiliates; no “employee benefit plan” established or maintained by the Company, any of the subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); none of the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the Code; each “employee benefit plan” established or maintained by the Company, any of the subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred whether by action or failure to act by the Company, any of the subsidiaries, or any of their ERISA Affiliates or, to the knowledge of any of the foregoing, by any other party, which would cause the loss of such qualification;

(xxxvi) Except as could not reasonably be expected to cause have a Material Adverse Effect, the Company and its Subsidiaries own, or have valid, binding enforceable and sufficient licenses or other rights to use the patents and patent applications, copyrights, trademarks, service marks, trade names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct their business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in each of the General Disclosure Package and the Prospectus or otherwise necessary or used in connection with the commercialization of the existing products of the Company and its Subsidiaries and the products described in each of the General Disclosure Package and the Prospectus as being under development (collectively, the “Company Intellectual Property”); except as could not reasonably be expected to cause have a Material Adverse Effect, the Company Intellectual Property is valid, subsisting and enforceable; neither the Company nor its Subsidiaries have infringed or otherwise violated any intellectual property rights of any third person or have breached any contract in connection with which any Company Intellectual Property is provided to the Company and its Subsidiaries; neither the Company nor any of its subsidiaries is obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with the Company Intellectual Property other than as disclosed in each of the General Disclosure Package and the Prospectus and other than such obligations which, individually or in the aggregate, would not have a Material Adverse Effect; no person has asserted or threatened to assert any claim against, or notified, the Company (or any of its subsidiaries) that (A) the Company or any of its subsidiaries has infringed or otherwise violated any intellectual property rights of any third person, (B) the Company or any of its subsidiaries is in breach or default of any contract under which any Company Intellectual Property is provided, (C) such person will terminate a contract described in clause (B) or adversely alter the scope of the rights provided thereunder or (D) otherwise concerns the ownership, enforceability, validity, scope, registerability, interference, use or the right to use, any Company Intellectual Property except as would not have a Material Adverse Effect; to the knowledge of the Company no third party is infringing or otherwise violating any of the Company Intellectual Property owned by the Company or any of its subsidiaries, except as would not have a Material Adverse Effect;

(xxxvii) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, or employee of the Company or any of its Subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (E) made any payment of funds to the Company or any of its Subsidiaries or received or retained funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in each of the General Disclosure Package and the Prospectus, that is not described in each of the General Disclosure Package and the Prospectus as required;

(xxxviii) The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(xxxix) Intentionally omitted;

(xl) Except as described in each of the General Disclosure Package and the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses; and

(xli) The Company is in compliance with the provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder applicable to it and will comply with those provisions of the Sarbanes-Oxley Act that will become effective in the future upon their effectiveness; and the Company is in compliance with the applicable rules and regulations of the NASDAQ (as defined in Section 5 hereof);

(xlii) At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined under Rule 405 of the Act;

(xliii) To the knowledge of the Company, except as disclosed in questionnaires completed by such persons and provided to the Representatives, no officer, director or any beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any NASD member. The Company will advise the Representative if it learns that any officer or director is or becomes an affiliate or associated person of an NASD member participating in the offering;

(xliv) The Company maintains a system of internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the 1934 Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; and the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xlv) The Company’s independent registered public accounting firm and the Audit Committee of the Board of Directors of the Company have been advised by officers of the Company of (1) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data and (2) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting. Since the date of the latest audited financial statements included in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting; and

(xlvi) no approval, authorization, consent or order of or filing or qualification with any governmental or regulatory commission, board, body, authority or agency, other than those heretofore obtained, is required in connection with the offering of the Reserved Shares in any jurisdiction where the Reserved Shares are being offered. The Company has not offered, or caused the Representative to offer, shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(b) Silver State Bank represents and warrants to, and agrees with, each of the Underwriters that:

(i) It has been duly chartered and is validly existing as a bank in good standing under the laws of Nevada, with power and authority (corporate and other) to own its properties and conduct its business as described in each of the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(ii) It is not in violation of its charter, by-laws or other charter documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its property is subject; and

(iii) The execution, delivery and performance of this Agreement by it and the compliance by it with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its charter or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $                    , the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 480,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

It is understood that each Underwriter has authorized the Representative, for such Underwriter’s account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Shares and the Optional Shares, if any, which such Underwriter has agreed to purchase. Sandler O’Neill & Partners, L.P., individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Shares or the Optional Shares, if any, to be purchased by any Underwriter whose funds have not been received by Sandler O’Neill & Partners, L.P. by the relevant Time of Delivery but such payment shall not relieve such Underwriter from its obligations hereunder.

It is understood that 160,000 shares of the Firm Shares have been reserved by the Representative for offer and sale to certain officers, directors, employees and related persons of the Company and the Banks upon the terms and conditions set forth in the Prospectus.

3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Company, to the Representative at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., Eastern Time, on             , 200     or such other time and date as the Representative and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representative in the written notice given by the Representative of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representative and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(k) hereof, will be delivered at the offices of Thacher, Proffitt & Wood LLP, Two World Financial Center, NY, NY 10281 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at          p.m., Eastern Time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, Issuer-Represented Free Writing Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, Issuer-Represented Free Writing Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(b) If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Representative so that any use of such Issuer-Represented Free-Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

(c) The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior written consent of each of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(d) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e) The Company agrees to furnish the Underwriters with written and electronic copies of the Prospectus in New York City, during the period when the Prospectus is required to be delivered under the Act and the 1934 Act, in such quantities as you may from time to time reasonably request;

(f) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

(g) During the period beginning from the date hereof and continuing to and including the date 120 days after the date of the Prospectus, not to, and not to allow any of its directors or executive officers to, offer, sell, agree to sell, contract to sell hypothecate, pledge, grant any option to purchase, make any short sale, or otherwise dispose of or hedge, directly or indirectly, except as provided hereunder any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement) or publicly announce an intention to effect any such transaction, without your prior written consent; provided, however, that if: (1) during the last 17 days of such 120-day period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of such 120-day period, the Company announces that it will release earnings results during the 16-day-period beginning on the last day of such 120-day period, the restrictions imposed by this Section 5(g) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event;

(h) To the extent not otherwise available on EDGAR, during a period of five years from the effective date of the Registration Statement, to furnish to its stockholders, as soon as practicable after the end of each fiscal year, an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by an independent registered public accounting firm) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(i) To the extent not otherwise available on EDGAR, during a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) subject to a confidentiality agreement mutually acceptable to the Company and the Representative, such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission) provided that no such additional information shall be required except to the extent the disclosure of such additional information would not result in a violation of Regulation FD (without requiring new disclosure to third parties in order to avoid violation of Regulation FD), and provided further, that the Company may satisfy the requirements of this Section 5(i)(ii) by making any such reports, communications or information available by posting such reports, communications or information on its website;

(j) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in each of the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”;

(k) If the Company elects to rely on Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(l) To use its best efforts to list for quotation the Shares on the Nasdaq Stock Market Inc.’s Global Market (“NASDAQ”);

(m) During the period beginning on the date hereof and ending on the later of the fifth anniversary of the First Time of Delivery or the date on which the Underwriters receive full payment in satisfaction of any claim for indemnification or contribution to which they may be entitled pursuant to Section 8 of this Agreement, neither the Company nor Silver State Bank shall, without the prior written consent of the Representative, which consent shall not be unreasonably withheld, take or permit to be taken any action that could result in Silver State Bank’s or Choice Bank’s common stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance; provided, however, that the Company or the Banks may take such action in connection with a working line of capital provided to the Company (i) for a principal amount of not more than forty percent (40%) of the consolidated total stockholders’ equity of the Company as of the most recently completed fiscal quarter; (ii) with a final maturity date of not more than twelve (12) months; and (iii) if, and only if, prior to such action (A) the Company and each of the Banks are “adequately-capitalized” for regulatory purposes; (B) the Company did not sustain a net loss during the most recently completed fiscal quarter; (C) neither the Company nor either of the Banks is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Agreement or Instrument, except for such default that could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; (D) neither the Company nor either of the Banks is, or is threatened with becoming, the subject of any enforcement proceeding or Regulatory Agreement by any federal or state bank regulatory agency; and (E) neither the Company nor either of the Banks is, or is threatened with becoming, the subject of any proceedings seeking relief, reorganization, or rearrangement under any laws relating to insolvency; provided further, however, that this covenant shall be null and void if the FRB, the FDIC, or any other federal agency having jurisdiction over the Banks, by regulation, policy statement or interpretive release or by written order or written advice addressed to Silver State Bank and specifically addressing the provisions of Section 8 hereof, permits indemnification of the Underwriters by Silver State Bank as contemplated by such provisions;

(n) To file with the Commission such information on Form 10-K or Form 10-Q as may be required by Rule 463 under the Act;

(o) To cause the Reserved Shares to be restricted from sale, transfer, assignment, pledge or hypothecation if, as and to such extent as may be required by the NASD and its rules, and to direct the transfer agent to place stop transfer restrictions upon such Reserved Shares during such period of time as may be required by the NASD and its rules; and to comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Reserved Shares are offered in connection with the Directed Share Program; and

(p) to (i) comply with all applicable securities and other applicable laws, rules and regulations, including without limitation, the rules and regulations of the NASD in each jurisdiction in which the Reserved Shares are offered in connection with the Directed Share Program and (ii) to pay all reasonable fees and disbursements of counsel incurred by Wedbush in connection with the Directed Share Program and any stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (iv) all fees and expenses in connection with listing the Shares on NASDAQ; (v) the filing fees incident to securing any required review by the NASD of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof (or a post-effective amendment shall have been filed and declared effective in accordance with the requirements of Rule 430A); if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Eastern Time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements

(b) Nixon Peabody LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement, the Prospectus as amended or supplemented and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Thacher, Proffitt & Wood, LLP, special securities counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Annex II hereto;

(d) Kolesar & Leatham, Chtd., Nevada counsel for the Company and Silver State Bank, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Annex III hereto;

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., Eastern Time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, McGladrey & Pullen, LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

(f) (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in each of the General Disclosure Package and the Prospectus any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in each of the General Disclosure Package and the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in each of the General Disclosure Package and the Prospectus, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in each of the General Disclosure Package and the Prospectus;

(g) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(h) On or after Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal, New York, Arizona or Nevada state authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis, if the effect of any such event specified in this Clause (iv) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i) The Shares to be sold at such Time of Delivery shall have been duly listed for quotation on NASDAQ;

(j) The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(k) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request; and

(l) Tiffany & Bosco, P.A., Arizona counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Annex IV hereto.

8. (a) (i) The Company and Silver State Bank, jointly and severally, shall indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor Silver State Bank shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package or the Prospectus, when considered together with the General Disclosure Package, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein (provided that the Company and the Underwriters hereby acknowledge and agree that the only information that the Underwriters have furnished to the Company specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package or the Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, are (i) the concession and reallowance figures appearing in the Prospectus in the section entitled “Underwriting,” (ii) the second sentence of the sixth paragraph under the section entitled “Underwriting” relating to the Underwriters’ reservation of the right to withdraw, cancel or modify the offer contemplated by this Agreement and to reject orders in whole or in part, (iii) the four bulleted paragraphs under the subsection entitled “Stabilization” under the section entitled “Underwriting” relating to stabilization transactions, over-allotment transactions, syndicate covering transactions and penalty bids in which the Underwriters may engage and (iv) the first sentence of the last paragraph under the subsection entitled “Stabilization” under the section entitled “Underwriting” relating to the effecting of stabilization transactions, syndicate covering transactions and penalty bids (collectively, the “Underwriters’ Information”). Notwithstanding the foregoing, the indemnification provided for in this paragraph (a) shall not apply to Silver State or to Choice to the extent that such indemnification by either Silver State or Choice is found in a final judgment by a court of competent jurisdiction to constitute a covered transaction under Section 23A of the Federal Reserve Act.

In addition, the Company and Silver State Bank shall indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject, under the Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Directed Share Participants in connection with the Directed Share Program, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (b) the failure of any Directed Share Participant to receive Reserved Shares for which such Directed Share Participant submitted an indication of interest, (c) the failure of any Directed Share Participant to pay for and accept delivery of Reserved Shares which, by the end of the second business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase; or (d) the Directed Share Program (other than as a result of willful misconduct or bad faith by the Underwriters).

(b) Each Underwriter shall indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package or the Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package or the Prospectus, when considered together with the General Disclosure Package, or any such amendment or supplement, in reliance upon and in conformity with the Underwriters’ Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection to the extent it is not materially prejudiced as a result thereof, and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company and Silver State Bank under this Section 8 shall be in addition to any liability which the Company and Silver State Bank may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the Act) any Underwriter, or any of the respective partners, directors, officers and employees of any Underwriter or any such controlling person; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each officer of the Company who signs the Registration Statement and to each person, if any, who controls the Company or Silver State Bank, as the case may be, within the meaning of the Act.

9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a)

above, the aggregate number of such Shares which remains unpurchased does not exceed one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in Section 9(a) hereof, the aggregate number of such Shares which remains unpurchased exceeds one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in Section 9(b) hereof to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. The obligations of the Underwriters hereunder shall be subject to termination in the absolute discretion of the Representative, at any time prior to any Time of Delivery (i) if there has been since the respective dates as of which information is given in the Registration Statement, any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, or material change in management of the Company or any Subsidiary, whether or not arising in the ordinary course of business, or (ii) if, after the date hereof, there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or adverse change in economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Representative, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iii) if trading generally on the New York Stock Exchange or on the Nasdaq Global Market has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or quotation system or by order of the Commission or any other governmental authority, or (iv) if a banking moratorium (or any action having the same effect as a banking moratorium) has been declared by either federal or New York authorities, or any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs, each of which in the reasonable opinion of the Representative, has a material adverse effect on the securities markets in the United States.

If the Representative elects to terminate this Agreement as provided in this Section 10, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

12. If this Agreement is terminated pursuant to Section 9 or 10 hereof, neither the Company nor Silver State Bank shall then be under any liability to any Underwriter except as provided in Section 6 (in the case of the Company) and Section 8 (in the case of the Company and Silver State Bank) hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses, including fees and disbursements of counsel, incurred by the Underwriters in connection with the transactions contemplated hereby, including, without limitation, marketing, syndication and travel expenses incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

13. The Company acknowledges and agrees that:

(a) in connection with the sale of the Shares, the Underwriters have been retained solely to act as underwriters, and no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement;

(b) the price of the Shares set forth in this Agreement was established following discussions and arms-length negotiations between the Company and the Underwriters, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

14. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representative at 919 Third Avenue, 6th Floor, New York, NY 10022, Attention: General Counsel; and if to the Company or to Silver State Bank shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention: Corey L. Johnson, Chief Executive Officer (with a copy to Rob Azarow, Esq., Thacher, Proffitt & Wood LLP, Two World Financial Center, NY, NY 10281); provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, Silver State Bank and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and of Silver State Bank and each person who controls the Company, Silver State Bank or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflict of laws provisions (other than Section 5-1401 of the General Obligations Law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and Silver State Bank. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

SILVER STATE BANCORP

By:
Name:
Title:

SILVER STATE BANK

By:
Name:
Title:

Accepted as of the date hereof:

SANDLER O’NEILL & PARTNERS, L.P., as Representative of the several Underwriters

By: Sandler O’Neill & Partners Corp., the sole general partner

By:
Name:
Title:

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Sandler O’Neill & Partners, L.P.
Howe Barnes Hoefer & Arnett
Total

SCHEDULE II

Silver State Home Financial, LLC

Silver State Money Center, LLC

Silver State Global Technologies, LLC

Silver State Business Capital Inc.

ANNEX I(a)

Pursuant to Section 7(e) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

(i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder adapted by the Securities and Exchange Commission (SEC) and the Public Company Accounting Oversight Board (United States) (PCAOB);

(ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934, as amended, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the representative of the Underwriters (the “Representative”) and are attached hereto;

(iii) They have made a review in accordance with standards established by the PCAOB of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus copies of which have been separately furnished to the Representative and are attached hereto; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that causes them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

(iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years;

(v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302 and 402, respectively, of Regulation S-K;

(vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A) (i) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus, for them to be in conformity with generally accepted accounting principles;

(B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

(C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

(D) any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated total assets or stockholders’ equity or other items specified by the Representative, or any increases in any items specified by the Representative, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(F) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net interest income or net income or the total or per share amounts of consolidated net income or other items specified by the Representative, or any increases in any items specified by the Representative, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representative, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(vii) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representative which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representative and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

ANNEX II

Opinion of Company Counsel

Pursuant to Section 7(c) of the Underwriting Agreement, Thacher, Proffitt & Wood, LLP, special securities counsel for the Company shall furnish its opinion to the Underwriters to the effect that:

(i) The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended;

(ii) The Company has been incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, with requisite corporate power and authority to own its properties and conduct its business as described in the Prospectus;

(iii) The Company has an authorized capitalization as set forth in the General Disclosure Package and the Prospectus under the heading “Capitalization”, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; the Shares being delivered at such Time of Delivery have been duly and validly authorized, and when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid and non-assessable; and the Shares conform to the description of the Stock contained in the Prospectus;

(iv) Except as described in each of the General Disclosure Package and the Prospectus, to such counsel’s knowledge (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company; and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act or otherwise register any securities of the Company owned or to be owned by such person;

(v) The Company has been qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to any liability or disability by reason of failure to be so qualified in any jurisdiction, except where such failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect;

(vi) Each of the Banks has been incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization with requisite corporate power and other authority to own its properties and conduct its business as described in the Prospectus, is chartered and is validly existing as a state-chartered bank, in each case in good standing under the laws of the jurisdiction of its organization, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or be in good standing would not have, individually or in the aggregate, a Material Adverse Effect; the deposit accounts of each of the Banks are insured up to the applicable limits by the FDIC; all of the issued and outstanding capital stock of each of the Banks has been duly authorized and validly issued and is fully paid and nonassessable and is owned, directly by the Company free and clear of any pledge, lien, encumbrance, claim or equity;

(vii) The Company and its subsidiaries have good and marketable title to all real property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(viii) To such counsel’s knowledge, except as disclosed in the General Disclosure Package and the Prospectus, the Company and its subsidiaries are conducting their respective businesses in compliance in all material respects with all laws, rules, regulations, decisions, directives and orders (including, without limitation, all regulations and orders of, or agreements with, the FDIC, the FRB, the Nevada Division of Financial Institutions, the Arizona Department of Financial Institutions, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act and Title III of the USA Patriot Act), except to the extent any such non-compliance would not have, individually or in the aggregate, a Material Adverse Effect; to such counsel’s knowledge, neither the Company nor any of its subsidiaries has received any communication from any Governmental Entity asserting that the Company or any of its subsidiaries is not in compliance with any statute, law, rule, regulation, decision, directive or order except to the extent any such non-compliance would not have, individually or in the aggregate, a Material Adverse Effect; to such counsel’s knowledge, there is no action, suit, investigation or proceeding before or by any Governmental Entity now pending or threatened or contemplated against or affecting the Company or any of its subsidiaries (A) that is required to be disclosed in the Registration Statement and not disclosed therein, (B) that could result, individually or in the aggregate, in any Material Adverse Effect or that could adversely affect the consummation of the transactions contemplated in this Agreement; all pending legal or governmental proceedings, of which such counsel is aware, to which the Company or any of its subsidiaries is a party or of which any of their property is the subject, which are not described in the Registration Statement, including ordinary routine litigation incidental to their respective businesses, either individually or in the aggregate, would not have a Material Adverse Effect;

(ix) Each of Silver State Capital Trust II, Silver State Capital Trust III, Silver State Capital Trust IV and Silver State Capital Trust V (each a “Trust Subsidiary”) has been duly incorporated and is validly existing as a corporation or a statutory business trust, in each case in good standing under the laws of the jurisdiction of its organization, with requisite power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or be in good standing would not have, individually or in the aggregate, a Material Adverse Effect; all of the issued and outstanding capital stock of each Trust Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable and, except with respect to the preferred securities of the Trust Subsidiary, is owned, directly by the Company free and clear of any pledge, lien, encumbrance, claim or equity;

(x) To such counsel’s knowledge, there are no legal or governmental proceedings pending to which any of the Company or its Subsidiaries is a party or of which any property or assets of any of the Company or its Subsidiaries is the subject which, if determined adversely to any of the Company or its subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others;

(xi) This Agreement has been duly authorized, executed and delivered by the Company and Silver State Bank;

(xii) The issue and sale of the Shares being delivered at such Time of Delivery by the Company and the compliance by the Company with all of the provisions of the Underwriting Agreement and the consummation of the transactions therein contemplated will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except to the extent any such default would not, individually or in the aggregate, have a Material Adverse Effect, (b) result in any violation of the provisions of the Articles of Incorporation or Bylaws of the Company or (c) result in any violation of any statute, rule or regulation, or any order known to such counsel of any court or Governmental Entity;

(xiii) No consent, approval, authorization, order, registration or qualification of or with any court or Governmental Entity is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, and except as may be required under the rules and regulations of the NASD and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which no opinion is rendered);

(xiv) Neither the Company nor any of its Subsidiaries (a) is in violation of its certificate of incorporation or charter (as applicable) or bylaws or, (b) to such counsel’s knowledge, is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (b) any such violation or default as would not, individually or in the aggregate, have a Material Adverse Effect;

(xv) The statements set forth in the General Disclosure Package and the Prospectus under the captions “Description of Capital Stock of Silver State Bancorp”, “Supervision and Regulation” and “Underwriting”, to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is accurate in all material respects;

(xvi) To such counsel’s knowledge, each of the Company and its subsidiaries possess all Governmental Licenses and have made all filings, applications and registrations with all Governmental Entities that are required in order to permit the Company or such subsidiary to conduct its business as presently conducted, except where the failure to possess such Governmental License or to have made such filing, application or registration would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect;

(xvii) To such counsel’s knowledge, neither the Company nor any of its Subsidiaries is a party to or subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter or similar submission to, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of it or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission;

(xviii) The Company is not subject to registration as an investment company under the Investment Company Act, and after giving effect to the offering and sale of the Shares, will not become an investment company subject to registration under such Act;

(xix) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and other financial and statistical data included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; and such counsel does not know of any contracts or other agreements of a character required to be incorporated by reference into the Prospectus or required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or Prospectus which are not filed or incorporated by reference or described as required; and

(xx) With respect to the Sarbanes-Oxley Act of 2002:

(A) The Company has adopted a Code of Ethics for senior financial officers meeting the requirements of 17 CFR Part 228.406 and an audit committee charter meeting the requirements of Rule 4350(d)(1)(C) of the Nasdaq Marketplace Rules;

(B) The Company’s board of directors has determined that a majority of its members and all of the members of its compensation and audit committees are independent under applicable Nasdaq Marketplace Rules, and, based solely on our review of written representations furnished by such directors, to our knowledge no independent director of the Company has any relationship prohibited under Rule 4200(a)(15)(A) through (G) of the Nasdaq Marketplace Rules and no audit committee member has any relationship prohibited under Rule 4350(d)(2)(a)(1) of the Nasdaq Marketplace Rules; and

(C) The Company’s board of directors has adopted a policy regarding the nominations process pursuant to Rule 4350(b)(4)(B) of the Nasdaq Marketplace Rules that provides for the nomination of directors in accordance with such rules.

In addition, such counsel shall state that no information has come to the attention of such counsel that would lead such counsel to believe that the (i) Registration Statement (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (ii) the General Disclosure Package (except for financial statements and schedules and other financial and statistical data included therein, as to which such counsel need make no statement) as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective and at such Time of Delivery, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

ANNEX III

Opinion of Company’s and Silver State Bank’s Nevada Counsel

Pursuant to Section 7(d) of the Underwriting Agreement, Kolesar & Leatham, Chtd., Nevada counsel for the Company and Silver State Bank shall furnish its opinion to the Underwriters to the effect that:

(i) The Company has been incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, with requisite corporate power and authority to own its properties and conduct its business as described in the Prospectus;

(ii) The Company has an authorized capitalization as set forth in the General Disclosure Package and the Prospectus under the heading “Capitalization”, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; the Shares being delivered at such Time of Delivery have been duly and validly authorized, and when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid and non-assessable; and the Shares conform to the description of the Stock contained in the Prospectus;

(iii) Except as described in each of the General Disclosure Package and the Prospectus, to such counsel’s knowledge (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company; and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act or otherwise register any securities of the Company owned or to be owned by such person;

(iv) The Company has been qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to any liability or disability by reason of failure to be so qualified in any jurisdiction, except where such failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect;

(v) Silver State Bank (the “Bank”) has been incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada with requisite corporate power and other authority to own its properties and conduct its business as described in the Prospectus, is chartered and is validly existing as a state-chartered bank in good standing under the laws of the State of Nevada, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or be in good standing would not have, individually or in the aggregate, a Material Adverse Effect; the deposit accounts of the Bank are insured up to the applicable limits by the FDIC; all of the issued and outstanding capital stock of the Bank has been duly authorized and validly issued and is fully paid and nonassessable and is owned, directly by the Company free and clear of any pledge, lien, encumbrance, claim or equity;

(vi) The Company and its subsidiaries (other than Choice Bank, as to which no opinion is rendered) have good and marketable title to all real property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries (other than Choice Bank, as to which no opinion is rendered) are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(vii) To such counsel’s knowledge, except as disclosed in the General Disclosure Package and the Prospectus, the Company and its subsidiaries (other than Choice Bank, as to which no opinion is rendered) are conducting their respective businesses in compliance in all material respects with all laws, rules, regulations, decisions, directives and orders (including, without limitation, all regulations and orders of, or agreements with, the FDIC, the FRB, the Nevada Division of Financial Institutions, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act and Title III of the USA Patriot Act), except to the extent any such non-compliance would not have, individually or in the aggregate, a Material Adverse Effect; to such counsel’s knowledge, neither the Company nor any of its subsidiaries (other than Choice Bank, as to which no opinion is rendered) has received any communication from any Governmental Entity asserting that the Company or any of its subsidiaries (other than Choice Bank, as to which no opinion is rendered) is not in compliance with any statute, law, rule, regulation, decision, directive or order, except to the extent any such non-compliance would not have, individually or in the aggregate, a Material Adverse Effect; to such counsel’s knowledge, there is no action, suit, investigation or proceeding before or by any Governmental Entity now pending or threatened or contemplated against or affecting the Company or any of its subsidiaries (other than Choice Bank, as to which no opinion is rendered) (A) that is required to be disclosed in the Registration Statement and not disclosed therein, (B) that could result, individually or in the aggregate, in any Material Adverse Effect or that could adversely affect the consummation of the transactions contemplated in this Agreement; all pending legal or governmental proceedings, of which such counsel is aware, to which the Company or any of its subsidiaries (other than Choice Bank, as to which no opinion is rendered) is a party or of which any of their property is the subject, which are not described in the Registration Statement, including ordinary routine litigation incidental to their respective businesses, either individually or in the aggregate, would not have a Material Adverse Effect;

(viii) To such counsel’s knowledge, there are no legal or governmental proceedings pending to which any of the Company or its Subsidiaries (other than Choice Bank, as to which no opinion is rendered) is a party or of which any property or assets of any of the Company or its Subsidiaries (other than Choice Bank, as to which no opinion is rendered) is the subject which, if determined adversely to any of the Company or its subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others;

(ix) This Agreement has been duly authorized, executed and delivered by the Company and Silver State Bank;

(x) The issue and sale of the Shares being delivered at such Time of Delivery by the Company and the compliance by the Company with all of the provisions of the Underwriting Agreement and the consummation of the transactions therein contemplated will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its Subsidiaries (other than Choice Bank, as to which no opinion is rendered) is a party or by which the Company or any of its Subsidiaries (other than Choice Bank, as to which no opinion is rendered) is bound or to which any of the property or assets of the Company or any of its Subsidiaries (other than Choice Bank, as to which no opinion is rendered) is subject, except to the extent any such default would not, individually or in the aggregate, have a Material Adverse Effect, (b) result in any violation of the provisions of the Articles of Incorporation or Bylaws of the Company or (c) result in any violation of any statute, rule or regulation, or any order known to such counsel of any court or Governmental Entity;

(xi) No consent, approval, authorization, order, registration or qualification of or with any court or Governmental Entity is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, and except as may be required under the rules and regulations of the NASD and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which no opinion is rendered);

(xii) Neither the Company nor any of its Subsidiaries (other than Choice Bank, as to which no opinion is rendered) (a) is in violation of its certificate of incorporation or charter (as applicable) or bylaws or, (b) to such counsel’s knowledge, is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (b) any such violation or default as would not, individually or in the aggregate, have a Material Adverse Effect;

(xiii) To such counsel’s knowledge, each of the Company and its subsidiaries (other than Choice Bank, as to which no opinion is rendered) possess all Governmental Licenses and have made all filings, applications and registrations with all Governmental Entities that are required in order to permit the Company or such subsidiary to conduct its business as presently conducted, except where the failure to possess such Governmental License or to have made such filing, application or registration would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries (other than Choice Bank, as to which no opinion is rendered) has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect; and

(xiv) To such counsel’s knowledge, neither the Company nor any of its Subsidiaries (other than Choice Bank, as to which no opinion is rendered) is a party to or subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter or similar submission to, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of it or any of its Subsidiaries and neither the Company nor any of its Subsidiaries (other than Choice Bank, as to which no opinion is rendered) has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

In addition, such counsel shall state that no information has come to the attention of such counsel that would lead such counsel to believe that the (i) Registration Statement (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (ii) the General Disclosure Package (except for financial statements and schedules and other financial and statistical data included therein, as to which such counsel need make no statement) as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective and at such Time of Delivery, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

ANNEX IV

Opinion of Company’s Arizona Counsel

Pursuant to Section 7(l) of the Underwriting Agreement, Tiffany & Bosco, P.A., Arizona counsel for the Company shall furnish its opinion to the Underwriters to the effect that:

(i) Choice Bank (the “Bank”) has been incorporated and is validly existing as a corporation in good standing under the laws of the State of Arizona with requisite corporate power and other authority to own its properties and conduct its business as described in the Prospectus, is chartered and is validly existing as a state-chartered bank, in good standing under the laws of the State of Arizona, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or be in good standing would not have, individually or in the aggregate, a Material Adverse Effect; the deposit accounts of the Bank are insured up to the applicable limits by the FDIC; all of the issued and outstanding capital stock of the Bank has been duly authorized and validly issued and is fully paid and nonassessable and is owned, directly by the Company free and clear of any pledge, lien, encumbrance, claim or equity;

(ii) The Bank has good and marketable title to all real property owned by the Bank, free and clear of all liens, encumbrances and defects except such as are described in the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Bank; and any real property and buildings held under lease by the Bank are held by the Bank under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Bank;

(iii) To such counsel’s knowledge, except as disclosed in the General Disclosure Package and the Prospectus, the Bank is conducting its business in compliance in all material respects with all laws, rules, regulations, decisions, directives and orders (including, without limitation, all regulations and orders of, or agreements with, the FDIC, the FRB, the Arizona Department of Financial Institutions, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act and Title III of the USA Patriot Act), except to the extent any such non-compliance would not have, individually or in the aggregate, a Material Adverse Effect; to such counsel’s knowledge, the Bank has not received any communication from any Governmental Entity asserting that the Bank is not in compliance with any statute, law, rule, regulation, decision, directive or order, except to the extent any such non-compliance would have, individually or in the aggregate, a Material Adverse Effect; to such counsel’s knowledge, there is no action, suit, investigation or proceeding before or by any Governmental Entity now pending or threatened or contemplated against or affecting the Bank; all pending legal or governmental proceedings, of which such counsel is aware, to which the Bank is a party or of which any of their property is the subject, which are not described in the Registration Statement, including ordinary routine litigation incidental to its respective business, either individually or in the aggregate, would not have a Material Adverse Effect;

(iv) To such counsel’s knowledge, there are no legal or governmental proceedings pending to which the Bank is a party or of which any property or assets of the Bank is the subject which, if determined adversely to the Bank, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others;

(v) The issue and sale of the Shares being delivered at such Time of Delivery by the Company and the compliance by the Company with all of the provisions of the Underwriting Agreement and the consummation of the transactions therein contemplated will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Bank is a party or by which the Bank is bound or to which any of the property or assets of the Bank is subject, except to the extent any such default would not, individually or in the aggregate, have a Material Adverse Effect, or (b) result in any violation of any statute, rule or regulation, or any order known to such counsel of any court or Governmental Entity;

(vi) No consent, approval, authorization, order, registration or qualification of or with any court or Governmental Entity is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, and except as may be required under the rules and regulations of the NASD and such consents, approvals, authorizations, registrations or qualifications as may be required under federal or state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which no opinion is rendered);

(vii) The Bank (a) is not in violation of its certificate of incorporation or charter (as applicable) or bylaws or, (b) to such counsel’s knowledge, is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (b) any such violation or default as would not, individually or in the aggregate, have a Material Adverse Effect;

(viii) To such counsel’s knowledge, the Bank possesses all Governmental Licenses and have made all filings, applications and registrations with all Governmental Entities that are required in order to permit the Bank to conduct its business as presently conducted, except where the failure to possess such Governmental License or to have made such filing, application or registration would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; and the Bank has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect; and

(ix) To such counsel’s knowledge, the Bank is not a party to or subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter or similar submission to, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of the Bank and the Bank has not been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.